Exhibit 5.1

August 28, 2009

Regions Financial Corporation

1900 Fifth Avenue North

Birmingham, Alabama 35203

Ladies and Gentlemen:

We render this opinion as counsel for Regions Financial Corporation, a Delaware corporation (“Regions”) in connection with its registration statement on Form S-8 for shares of its common stock to be issued under various employee benefit plans (as such term is defined in Form S-8) assumed or succeeded to by Regions in connection with its merger with AmSouth Bancorporation, including the following:

AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan.

AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan.

First American Corporation 1999 Broad-Based Employee Stock Option Plan.

Deposit Guaranty Corporation Long Term Incentive Plans.

First American Corporation 1991 Employee Stock Incentive Plan.

AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan.

AmSouth Bancorporation Stock Option Plan for Outside Directors.

We have examined the records of proceedings of the board of directors and the compensation committee of Regions deemed by us to be relevant to this opinion, the registration statement, and such other records, documents, and instruments as we have deemed necessary to examine for the purpose of giving this opinion.

Based upon the foregoing, it is our opinion that, when the shares of common stock of Regions registered by means of the registration statement are issued in accordance with the terms and conditions of the applicable plan, and upon payment of the consideration therefore to the extent applicable, such shares will be validly issued, fully paid and non-assessable.

As contemplated by Item 8 of Form S-8, we express no opinion as to securities distributable under the plans that are not original issuance securities.

This opinion is provided to you for filing with the Securities and Exchange Commission as an exhibit required to be filed with Form S-8 under the Securities Act of 1933, and it may not be used or relied upon by any other person for any other purpose without our express written consent.

We consent to the inclusion of this opinion as an exhibit of the registration statement and to the reference to this firm in Part II of the registration statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly,

/s/ Adams and Reese LLP